Exhibit 10.3

COLLATERAL AGENCY AGREEMENT

dated as of October 28, 2005

among

DEL LABORATORIES, INC.,

the other Grantors from time to time party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee under the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent

i

EXHIBIT A – Form of Collateral Agency Joinder

ii

COLLATERAL AGENCY AGREEMENT

This Collateral Agency Agreement (this “Agreement”) dated as of October 28, 2005 is entered into by and among Wells Fargo Bank, National Association, as trustee under the Indenture identified below, Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and Del Laboratories, Inc., a Delaware corporation (the “Company”) and the other Grantors from time to time party hereto.

Recitals

Pursuant to an Indenture dated as of October 28, 2005 (the “Indenture”) among the Company, the Grantors party hereto on the date hereof and Wells Fargo Bank, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”), the Company intends to issue, and such Grantors will guarantee, the Company’s Senior Secured Floating Rate Notes due 2011 (together with any related exchange notes and all additional notes at any time issued under the Indenture, the “Notes”).

This Agreement sets forth the terms on which the Collateral Agent has agreed with the Trustee to act as the agent for the holders of Notes and other present and future Note Lien Obligations in receiving, holding, maintaining, administering, enforcing and distributing the proceeds of all Collateral at any time granted or delivered to the Collateral Agent and all rights and remedies in respect of such Collateral under the Note Lien Security Documents.

Agreement

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Terms Defined in the Indenture. The following terms defined in the Indenture will have the meaning given in the Indenture:

Affiliate

Credit Agreement

Credit Agreement Agent

Credit Facility Collateral Agent

Credit Facility Lien Obligations

Credit Facility Lien Representative

Equally and Ratably

Event of Default

Excluded Assets

Excluded Perfection Assets

Fixed Collateral

Guarantee

Grantors

Indebtedness

Insolvency or Liquidation Proceeding

Inventory

Lien

Lien Sharing and Priority Confirmation

Net Available Cash Account

Note Lien

Note Lien Debt

Note Lien Documents

Note Lien Obligations

Note Lien Representative

Note Lien Security Documents

Obligations

Officer’s Certificate

Permitted Prior Lien

Person

Priority Liens

Receivables

Secured Debt Document

Series of Note Lien Debt

Significant Subsidiary

Subsidiary Guarantor

SECTION 1.2 Defined Terms. The following terms will have the following meanings:

“Actionable Default”: (a) the pendency of any Insolvency or Liquidation Proceeding commenced voluntarily by or involuntarily against the Company or any Significant Subsidiary which, under the terms of any credit agreement, indenture or other agreement governing any Series of Note Lien Debt causes, or permits holders of Note Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Note Lien Debt outstanding thereunder to become immediately due and payable, (b) the failure to pay any outstanding Series of Note Lien Debt when due at final maturity or upon acceleration or (c) to the extent any Notes remain outstanding under the Indenture, the occurrence and continuance of an Event of Default under the Indenture.

“Agreement”: as defined in the preamble.

“Collateral”: all properties and assets now owned or hereafter acquired by any Grantor in which Liens have been granted to the Collateral Agent to secure Note Lien Obligations.

“Company”: as defined in the preamble.

“Collateral Agent”: as defined in the preamble.

“Collateral Agency Agreement Joinder”: an agreement substantially in the form of Exhibit A.

“Indemnified Liabilities”: any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Note Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Note Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any of its Subsidiaries or any other Grantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee”: as defined in Section 5.7(a).

“Indenture”: as defined in the recitals.

“Intercreditor Agreement”: the Intercreditor Agreement dated as of October 28, 2005 among the Collateral Agent, JPMorgan Chase Bank, N.A., in its capacity as Credit Agreement Agent under the Credit Agreement, and the Grantors party to this Agreement on the date hereof.

“Note Lien Debt Default”: either (a) the failure to pay any Note Lien Debt when due or (b) the occurrence of any event or existence of any condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Note Lien Debt causes, or permits holders of Note Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Note Lien Debt outstanding thereunder to become immediately due and payable.

“Notes”: as defined in the recitals.

“Related Persons”: with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, attorneys, agents and advisors of such Person and such Person’s Affiliates.

“Required Note Lien Debtholders” as defined in the Intercreditor Agreement.

“Required Releases”: any release of Collateral required by Section 10.08 of the Indenture or Section 2.7 of the Intercreditor Agreement.

“Secured Parties”: all present and future holders of Note Lien Obligations, including (i) holders of Notes or any other Series of Note Lien Debt or any Guarantee thereof by any Grantor, (ii) the Collateral Agent and the Trustee and each other Note Lien Representative as holders of Obligations arising under the Indenture, this Agreement or any other Note Lien Documents, (iii) any other Person to whom any Note Lien Obligations are owing and (iv) the successors and assigns of each of the foregoing.

“Trustee”: as defined in the recitals.

“UCC”: the Uniform Commercial Code as in effect in the State of New York as of the date of this Agreement.

SECTION 1.3 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement,

term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” has the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) All references in this Agreement to any section, clause, paragraph, definition or other provision of the Indenture (including defined terms used therein) shall be deemed to be a reference to such provision as in effect on the date of this Agreement, without giving effect to any amendment thereto, unless this Agreement has also been correspondingly amended as provided in Section 2.9.

(f) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

ARTICLE 2. OBLIGATIONS AND POWERS OF COLLATERAL AGENT

SECTION 2.1 Undertaking of the Collateral Agent.

(a) Subject to, and in accordance with, this Agreement, the Collateral Agent will, as agent, for the benefit solely and exclusively of the present and future Secured Parties, Equally and Ratably:

(1) accept, enter into, hold, maintain, administer and enforce all Note Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Note Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Note Lien Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Note Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Note Lien Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Note Lien Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 2.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Note Lien Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Note Lien Security Documents; and

(7) release any Lien granted to it by any Note Lien Security Document upon any Collateral if and as permitted by Section 2.2(b).

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 2.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Note Lien Obligations) unless and until it receives written notice from the Required Note Lien Debtholders or a Note Lien Representative stating that an Actionable Default has occurred and is continuing and directing it to exercise remedies against the Collateral, and thereafter the Collateral Agent will be required to act only if such notice is not withdrawn and only in accordance with the other provisions of this Agreement.

SECTION 2.2 Freedom to Deal; Release or Subordination of Liens.

(a) So long as the Collateral Agent has not exercised its rights with respect to Collateral upon the occurrence and during the continuance of an Event of Default, the Company and the Subsidiary Guarantors will have the right, as against the Collateral Agent, the Note Lien Representatives and holders of Note Lien Obligations:

(1) to remain in possession and retain exclusive control of the Collateral, to conduct ordinary course activities with respect to the Collateral, to acquire, manufacture, process and sell Inventory and collect Receivables and expend the proceeds thereof, and to operate, alter or repair the Collateral and to collect, invest and dispose of any income therefrom; and

(2) to sell or otherwise dispose of any property subject to the Note Liens, subject to the restrictions and obligations set forth in Section 4.10, 5.01 and 11.05 of the Indenture.

(b) The Collateral Agent is hereby authorized to and shall release or subordinate any Note Lien held by it or consent to or confirm the release or subordination of any

Note Lien held by it and provide such release and termination statements with respect to any Collateral:

(1) as directed by the Required Note Lien Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Note Lien Document or by any Note Lien Representative acting with consent or upon direction of the Required Note Lien Debtholders;

(2) automatically as and to the extent provided in the Note Lien Documents or as requested by the Company or any Grantor in connection with any Required Releases and accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Note Lien Document; or

(3) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

SECTION 2.3 Enforcement of Liens. If the Collateral Agent at any time receives from the Required Note Lien Debtholders or a Note Lien Representative written notice that any Actionable Default has occurred and is continuing, the Collateral Agent will promptly deliver written notice thereof to each Note Lien Representative. Thereafter, the Collateral Agent may await direction by the Required Note Lien Debtholders and will act, or decline to act, as directed by the Required Note Lien Debtholders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Note Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Required Note Lien Debtholders, subject, in each case, to any applicable provisions of the Intercreditor Agreement. If not directed by the Required Note Lien Debtholders, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any Actionable Default under any Note Lien Document as it may deem advisable and in the best interest of the holders of Note Lien Obligations. In all circumstances the Collateral Agent may take or refrain from taking action as it deems to be required under the Intercreditor Agreement or appropriate in view of its obligations thereunder.

SECTION 2.4 Application of Proceeds.

(a) Subject to the Intercreditor Agreement and the rights of holders of Permitted Prior Liens, the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order of application:

FIRST, to the payment of all amounts payable under the Note Lien Documents on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent;

SECOND, to the respective Note Lien Representatives for application to the payment of all outstanding Note Lien Debt and any other Note Lien Obligations that are then due and payable in such order as may be provided in the Note Lien Documents in an amount sufficient to pay in full in cash all outstanding Note Lien Debt and all other Note

Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Note Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Note Lien Document) of all outstanding letters of credit, if any, constituting Note Lien Debt); and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) Notwithstanding the foregoing, the Collateral Agent shall deposit the proceeds of any insurance, whether constituting Collateral, the proceeds thereof or otherwise, received by it in its capacity as Collateral Agent into a Net Available Cash Account designated by the Company for application in accordance with the terms of the Indenture.

(c) In furtherance of the foregoing, each Grantor agrees for the intended and enforceable benefit of the Secured Parties that, in addition to (and notwithstanding any contrary limitation set forth in) the provisions of any Note Lien Security Document at any time delivered by such Grantor relating to the obligations and liabilities secured by any Lien granted to the Collateral Agent therein, such Lien shall also and in any event secure, Equally and Ratably on the terms set forth in the Indenture and in this Agreement, the principal of and interest and premium (if any) on the Notes and each other Series of Note Lien Debt at any time incurred and all Guarantees thereof, all other Obligations arising under or relating to any of the Note Lien Documents and all Guarantees thereof and all other Obligations relating thereto and each and all of the other Note Lien Obligations, in each case whether now outstanding or hereafter at any time incurred.

(d) Each Grantor agrees that the Collateral Agent will have the right to enforce the provisions of Section 4.19(a) and (b) of the Indenture as fully as if set forth at length herein.

SECTION 2.5 Powers of the Collateral Agent.

(a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Note Lien Security Documents and applicable law and in equity and to act as set forth in this Article 2 or as requested in any lawful directions given to it from time to time in respect of any matter by the Required Note Lien Debtholders.

(b) No Note Lien Representative or holder of Note Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

SECTION 2.6 Documents and Communications. The Collateral Agent will permit each Note Lien Representative upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Note Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

SECTION 2.7 For Sole and Exclusive Benefit of Holders of Note Lien Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent solely and exclusively for the benefit of the present and future Secured Parties as holders of Note Lien Obligations, Equally and Ratably, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 2.4.

SECTION 2.8 Additional Note Lien Debt. The Collateral Agent will not be obligated to take cognizance of, or perform any of its obligations hereunder for the benefit of, any holder of Note Lien Obligations arising from or relating to any Series of Note Lien Debt other than the Notes unless (a) the Collateral Agent receives an Officer’s Certificate stating that such Series of Note Lien Debt constitutes Note Lien Debt and describing such Note Lien Debt and Note Lien Representative therefor in such detail as may reasonably requested by the Collateral Agent and (b) such Note Lien Representative delivers to the Collateral Agent a Collateral Agency Agreement Joinder executed by such Note Lien Representative, together with a copy of any joinder to the Intercreditor Agreement required to be executed and delivered by such Note Lien Representative under the terms of the Intercreditor Agreement.

SECTION 2.9 Amendment of Note Lien Security Documents.

(a) No amendment or supplement to the provisions of any Note Lien Security Document (other than the Intercreditor Agreement) will be effective without the approval of the Collateral Agent acting as directed by the Required Note Lien Debtholders, except that:

(1) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral,

(B) securing additional Note Lien Debt that was otherwise permitted by the terms of the Note Lien Documents to be secured by the Collateral,

(C) preserving, perfecting or establishing the priority of the Note Liens on Collateral or the rights of the Collateral Agent therein; provided that the Note Liens remain Priority Liens on the Fixed Collateral,

(D) releasing Note Liens as permitted by Section 2.2(b),

(E) curing any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not adversely affect any security interest in Collateral securing the Note Lien Obligations or perfection thereof or the rights of any holder of Note Lien Debt, any Note

Lien Representative or the Collateral Agent, subject to the provisions of the Note Lien Security Documents,

(F) adding to the covenants of the Grantors for the benefit of the holders of Note Lien Debt or to surrender any right or power conferred upon the Grantors,

(G) making any change that does not adversely affect any security interest in Collateral securing the Note Lien Obligations or perfection thereof or the rights of any holder of Note Lien Debt, any Note Lien Representative or the Note Collateral Agent, subject to the provisions of the Note Lien Security Documents, or

(H) conforming the text of the Note Lien Security Documents to any provision of the Offering Memorandum for the Notes dated October 20, 2005 to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of such Note Lien Security Document, will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Agent acting without any direction by the holders of Note Lien Obligations;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Note Lien Obligations:

(A) to vote its outstanding Note Lien Debt with respect to Fixed Collateral as to any matter described as subject to direction by the Required Note Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Required Note Lien Debtholders” as set forth in the Intercreditor Agreement as of the date hereof),

(B) to share in the order of application described under Section 2.6 of the Intercreditor Agreement or Section 2.4 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Note Liens be released only pursuant to Required Releases,

will become effective without the consent of the requisite percentage or number of holders of each Series of Note Lien Debt so affected under the applicable Note Lien Document; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Agent or any Note Lien Representative or adversely affects the rights of the Collateral Agent or any Note Lien Representative, in its individual capacity as such, will become effective without the consent of the Collateral Agent or such Note Lien Representative, respectively.

Any amendment or supplement to the provisions of the Note Lien Security Documents that releases Note Liens will be effective only if permitted by Section 2.2(b).

ARTICLE 3. IMMUNITIES OF THE COLLATERAL AGENT

SECTION 3.1 No Implied Duty. The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Note Lien Security Documents. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Note Lien Security Documents.

SECTION 3.2 Appointment of Agents and Advisors. The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 3.3 Other Agreements. The Collateral Agent has accepted and is bound by the Note Lien Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed by the Required Note Lien Debtholders and as otherwise permitted under Section 2.9, the Collateral Agent shall execute additional Note Lien Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Note Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, liable for any obligation arising under, or obligated to inquire into the requirements of, the Indenture or any other indenture, credit agreement or other agreement governing or relating to Note Lien Debt (except only this Agreement and the other Note Lien Security Documents executed by it).

SECTION 3.4 Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions from the Required Note Lien Debtholders or request an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Note Lien Security Documents and may suspend performance of such obligations as it determines to be appropriate until it receives such instructions or order.

(b) No written direction given to the Collateral Agent by the Required Note Lien Debtholders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Note Lien Security Documents executed by the Collateral Agent will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(c) If so requested by the Collateral Agent, each Note Lien Representative will provide the Collateral Agent with such information as may be available to such Note Lien Representative as to the names and addresses of the holders of the Series of Note Lien Debt for which such Note Lien Representative acts as Note Lien Representative and the amount of Note Lien Debt outstanding to each such holder.

SECTION 3.5 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Note Lien Security Document, except for its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction and then only for direct damages to the extent provided by law and not for any damages referred to in Section 5.7(d).

SECTION 3.6 Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 3.7 Entitled to Rely. The Collateral Agent may seek and rely upon, and will be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Note Lien Representative as to the holders of Note Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Note Lien Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warrant and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Note Lien Security Documents.

SECTION 3.8 Note Lien Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Note Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Note Lien Debt Default unless and until it receives from the Required Note Lien Debtholders or a Note Lien Representative written notice stating that an Actionable Default has occurred and is continuing.

SECTION 3.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Note Lien Security Documents, the Collateral Agent may act or refrain from acting as directed by the Required Note Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all Secured Parties as holders of Note Lien Obligations.

SECTION 3.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 3.11 Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Note Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Note Lien Security Document. If any disagreement among the parties to this Agreement or any of the other Note Lien Security Documents results in conflicting claims or demands being made in connection with Collateral held by the Collateral Agent and if the terms of this Agreement or any of the other Note Lien Security Documents do not unambiguously and specifically mandate the action the Collateral Agent is required to take or not to take in connection therewith under the circumstances then existing, or if the Collateral Agent is in doubt as to what action it is required to take or not to take under this Agreement or any other Note Lien Security Document, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties entitled to give such direction or by order of a court of competent jurisdiction, accompanied by all security or indemnity reasonably requested by the Collateral Agent against any and all liability or expense which may be incurred by it in acting upon such direction.

SECTION 3.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment with substantially the same degree of care which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any act or omission on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent disclaims any representation or warranty to the present and future Note Lien Representatives and holders of the Note Lien Obligations concerning the validity, enforceability or sufficiency of the Note Lien Security Documents, the validity, enforceability, perfection or priority of the Liens granted thereunder or the nature, quality, condition, extent or value of the Collateral.

SECTION 3.13 Obligations Preserved; Not Assumed by Collateral Agent. Notwithstanding anything to the contrary contained herein:

(1) each party to any Note Lien Document (other than this Agreement) will remain obligated to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release any other Person party to any Note Lien Document from any of its obligations thereunder; and

(3) the Collateral Agent will not be obligated to perform, or liable for any failure to perform, any obligation of any Grantor, Note Lien Representative, holder of Note Lien Obligations, Credit Facility Collateral Agent, Credit Facility Lien Representative or holder of Credit Facility Lien Obligations under any Secured Debt Document.

SECTION 3.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 4. RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

SECTION 4.1 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 4.2 and the acceptance of such appointment by the successor Collateral Agent:

(a) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Note Lien Representative and the Company; and

(b) the Collateral Agent may be removed at any time, with or without cause, by the Required Note Lien Debtholders.

SECTION 4.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by Note Lien

Representatives representing a majority in principal amount of the Note Lien Debt or by the Required Note Lien Debtholders. If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(1) authorized to exercise corporate agency powers;

(2) having a combined capital and surplus of at least $1,000,000,000; and

(3) maintaining an office in New York, New York.

The Company will have the right to approve the successor Collateral Agent unless (a) an Actionable Default described in clauses (a) and (b) of the definition thereof has occurred and is continuing at the time or (b) such approval is unreasonably delayed or withheld. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 4.2 has accepted its appointment as Collateral Agent and the provisions of Section 4.3 have been satisfied.

SECTION 4.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and collateral security within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Note Lien Security Documents or the Collateral.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 3 and the provisions of Sections 5.6 and 5.7.

SECTION 4.4 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent is a party, or any Person succeeding to the business of the Collateral Agent will be the successor of the Collateral Agent pursuant to Section 4.3, without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto (except where an instrument of transfer or assignment is required by law to effect such succession), if (i) such Person satisfies the eligibility requirements set forth in Section 4.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Agent has notified the Company and each Note Lien Representative thereof in writing.

ARTICLE 5. MISCELLANEOUS PROVISIONS

SECTION 5.1 Voting. In connection with any matter under this Agreement requiring a vote of holders of Note Lien Debt, each Series of Note Lien Debt will cast its votes in accordance with the Note Lien Documents governing such Series of Note Lien Debt. Following and in accordance with the outcome of the vote under its Note Lien Documents, the Note Lien Representative for each Series of Note Lien Debt will report to the Collateral Agent the amount of Note Lien Debt voted for and against such proposal.

SECTION 5.2 Successors and Assigns.

(a) Except as provided in Section 3.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Note Lien Representative and each present and future holder of Note Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, the Grantors and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent.

SECTION 5.3 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Note Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 5.4 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:	Wells Fargo Bank, N.A.,
as Collateral Agent
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Facsimile No.: (860) 704-6219
Attention: Joseph P. O’Donnell

If to the Trustee:	Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Facsimile No.: (860) 704-6219
Attention: Joseph P. O’Donnell

If to the Company or any other Grantor:	Del Laboratories, Inc.
178 EAB Plaza
P.O. Box 9357
Uniondale, NY 11553-9357
Attention: Chief Financial Officer
Telecopy: (631) 293-1515
Telephone: (516) 844-2020

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Gregory H. Woods
Telecopy: (212) 909-6836
Telephone: (212) 909-6000

and if to any other Note Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Note Lien Debt, its address shown on the register kept by the office or agency where the relevant Note Lien Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Note Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Note Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 5.5 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 5.6 Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Agent and its agents as the Company and the Collateral Agent may agree in writing from time to time;

(2) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Note Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Note Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and the transactions contemplated hereby or thereby or the exercise of rights or performance of obligations by the Collateral Agent hereunder or thereunder; and any other document or matter requested by the Company or any other Grantor;

(3) all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(4) after the occurrence of any Actionable Default, all costs and expenses incurred by the Collateral Agent, its agents and any Note Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Note Lien Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Note Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Note Lien Obligations in any Insolvency or Liquidation Proceeding, including the reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, its agents or the Note Lien Representatives.

The agreements in this Section 5.6 will survive repayment of all other Note Lien Obligations and the removal or resignation of the Collateral Agent.

SECTION 5.7 Indemnity.

(a) The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Agent and each of its directors, officers, partners, trustees, employees, attorneys and agents, and their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of it Related Persons.

(b) All amounts due under this Section 5.7 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 5.7(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Note Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and (to the fullest extent lawful) each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 5.7 will survive repayment of all other Note Lien Obligations and the removal or resignation of the Collateral Agent.

SECTION 5.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 5.9 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 5.10 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Note Lien Obligations and are secured by all Liens granted by the Note Lien Security Documents.

SECTION 5.11 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.12 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State and County of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 5.4;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 5.13 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Note Lien Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Note Lien Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Note Lien Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 5.13 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Note Lien Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 5.14 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 5.15 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 5.16 Additional Grantors. The Company will cause each Person that is at any time required by the Indenture to become a Subsidiary Guarantor to become a party to this Agreement, for all purposes of this Agreement, as an additional Grantor hereunder, by causing such Person to execute and deliver to the parties hereto a Collateral Agency Agreement Joinder, whereupon such Person will be bound by the terms hereof applicable to it as Grantor to the same extent and in the same manner as the Grantors originally party to this Agreement. The Company will promptly provide each Note Lien Representative with a copy of each Collateral Agency Agreement Joinder executed and delivered pursuant to this Section 5.16.

SECTION 5.17 Continuing Nature of this Agreement. This Agreement will continue in effect so long as any Note Lien Debt remains outstanding.

SECTION 5.18 Insolvency or Liquidation Proceeding. This Agreement will remain enforceable in accordance with its terms after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor.

SECTION 5.19 Rights and Immunities of Collateral Agent and Representatives.

(a) The Collateral Agent will be entitled under each other Note Lien Security Document, and in respect of the performance of its obligations and exercise of its rights thereunder, to all of the rights, protections, immunities and indemnities set forth in this Agreement, as if such rights, protections, immunities and indemnities had been specifically set forth therein.

(b) The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Note Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the indenture, credit agreement or other agreement governing the Series of Note Lien Debt for which it acts as Note Lien Representative, in each case as if such rights, protections, immunities and indemnities were specifically set forth herein. In no event will any Note Lien Representative be liable for any undertaking, obligation, act or omission of any Grantor, the Collateral Agent or any other Note Lien Representative.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Agreement to be executed by their respective officers or representatives as of the day and year first above written.

DEL LABORATORIES, INC.

By:
Title:

DEL PHARMACEUTICALS, INC.

By:
Title:

DEL PROFESSIONAL PRODUCTS, INC.

By:
Title:

ROYCE & RADER, INC.

By:
Title:

565 BROAD HOLLOW REALTY CORP.

By:
Title:

PARFUMS SCHIAPARELLI, INC.

By:
Title:

E-2

TRUSTEE :

WELLS FARGO BANK, N.A., as Trustee under the Indenture

By:
Name:
Title:

COLLATERAL AGENT:

WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

S-1

EXHIBIT A

to Collateral Agency Agreement

[FORM OF]

COLLATERAL AGENCY AGREEMENT JOINDER

The undersigned, _____________________, a _______________, hereby agrees to become party as [a Grantor] [a Note Lien Representative] under the Collateral Agency Agreement dated as of October [        ], 2005 among Wells Fargo Bank, N.A., as Trustee under the Indenture referred to therein, Wells Fargo Bank, N.A., as Collateral Agent, and Del Laboratories, Inc. and other Grantors from time to time party thereto (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”) for all purposes thereof on the terms applicable to [a Grantor] [a Note Lien Representative] set forth therein, and to be bound by such terms to the same extent and in the same manner as the [Grantors] [Note Lien Representative] originally party to this Agreement.

The provisions of Article 5 of the Collateral Agency Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Agreement Joinder to be executed by their respective officers or representatives as of                                         , 20    .

[ ]

By:
Name:
Title:

EXHIBIT A